                                                                  EXHIBIT (d)(5)

                        INVESTMENT SUB-ADVISORY AGREEMENT

     THIS AGREEMENT,  made this 23rd day of May, 2007, by and between  TEMPLETON
INVESTMENT COUNSEL, LLC ("TIC"), a Delaware limited liability company registered as an Investment Adviser under the Investment  Advisers Act of 1940 and FRANKLIN
TEMPLETON INVESTMENTS (ASIA) LIMITED ("FTIA"), a company existing under the laws of Hong Kong registered as an Investment  Adviser under the Investment  Advisers
Act of 1940.

     WHEREAS,   American  Century  Global  Investment  Management,   Inc.  ("the
"Adviser"),  pursuant to a Management  Agreement  with  American  Century  World
Mutual Funds,  Inc.  ("ACWMF")  dated March 30, 2006 (the  "Investment  Advisory
Agreement")  is the  investment  adviser to the American  Century  International
Value Fund (the "Fund");

     WHEREAS,  ACWMF is an open-end diversified management investment company of the series type, registered under the Investment Company Act of 1940, as amended
(the "1940 Act");

     WHEREAS,  the Fund is  represented  by a separate class of capital stock of
ACWMF;

     WHEREAS,  TIC, pursuant to an Investment  Sub-Advisory  Agreement (the "TIC
Sub-Advisory  Agreement")  with the  Adviser  dated  March  30,  2006,  has been retained to render investment advisory services with respect to the Fund;

     WHEREAS,  TIC and FTIA are each  registered as an investment  adviser under the Investment  Advisers Act of 1940, as amended (the "Advisers  Act"),  and are engaged in the business of supplying investment management services,  each as an independent contractor;

     WHEREAS,  TIC and FTIA are  affiliates  and are under  common  control  and management; and

     WHEREAS Guang Yang, lead portfolio manager for the Fund, is now residing in
Hong  Kong and will be  employed  by FTIA,  and TIC  wishes  to enter  into this
agreement   with  FTIA  to  enable  Mr.   Yang  to   continue   to  perform  his
responsibilities  as lead  portfolio  manager of the Fund during his  employment with FTIA.

     NOW,  THEREFORE,  in  consideration  of the  premises  and  the  terms  and conditions hereinafter set forth, it is agreed as follows:

     1. APPOINTMENT OF FTIA

     In  accordance  with and  subject to the TIC  Sub-Advisory  Agreement,  TIC hereby appoints FTIA to perform portfolio  selection  services  described herein for investment and reinvestment of the Fund's investment assets,  subject to the instructions  and  supervision  of TIC and the control and  direction of ACWMF's
Board of Directors,  for the period and on the terms hereinafter set forth. FTIA accepts  such  appointment  and agrees to furnish

the services  hereinafter set forth for the compensation  herein  provided.  TIC will continue to have full  responsibility for all investment  advisory services provided by TIC and/or FTIA to the Fund.  FTIA shall for all purposes  herein be deemed to be an independent  contractor and shall,  except as expressly provided or  authorized,  have no authority to act for or represent the Fund,  TIC or the
Adviser  in any way or  otherwise  be deemed  an agent of the  Fund,  TIC or the
Adviser.

     2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY FTIA

     (a) FTIA shall  provide the  following  services  and assume the  following obligations with respect to the Fund:

     (1)  The investment of the assets of the Fund shall at all times be subject to the  applicable  provisions of the Articles of  Incorporation,  the
          Bylaws,  the Registration  Statement,  the current  Prospectus and the
          Statement of Additional  Information of ACWMF relating to the Fund and shall conform to the investment objectives,  policies and restrictions of the Fund as set forth in such  documents  and as  interpreted  from time to time by the Board of Directors of ACWMF and by the Adviser and
          TIC. Within the framework of the investment  objectives,  policies and restrictions  of the  Fund,  and  subject  to the  supervision  of the
          Adviser,  TIC and the  Fund's  Board of  Directors,  both FTIA and TIC shall have the  responsibility  for the making  and  execution  of all investment decisions for the Fund.

     (2)  In  carrying  out  its  obligations  to  manage  the  investments  and reinvestments  of the assets of the Fund,  FTIA shall:  (1) obtain and
          evaluate  pertinent   economic,   statistical,   financial  and  other
          information  affecting the economy generally and individual  companies or  industries  the  securities  of which are  included  in the Fund's investment portfolio or are under consideration for inclusion therein;
          (2) formulate and  implement a continuous  investment  program for the
          Fund consistent with the investment  objective and related  investment policies for the Fund as set forth in ACWMF's registration  statement, as amended;  and (3) take such steps as are necessary to implement the aforementioned  investment  program by purchase and sale of securities including the placing, or directing the placement through an affiliate of FTIA, of orders for such purchases and sales.

     (3)  In  connection  with the purchase and sale of  securities of the Fund,
          FTIA  shall  arrange  for  the  transmission  to the  Adviser  and the
          Custodian  for the  Fund on a daily  basis  such  confirmation,  trade tickets  and other  documents  as may be  necessary  to enable them to perform  their  administrative  responsibilities  with  respect to the
          Fund's investment  portfolio.  With respect to portfolio securities to be purchased or sold through the Depository Trust Company,  FTIA shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Custodian of the Fund.  FTIA shall render such reports to the  Adviser  and/or to  ACWMF's  Board of  Directors  concerning  the investment activity and portfolio composition of the Fund in such form and at such  intervals  as the  Adviser

          or the Board may from time to time require.

     (4)  FTIA shall, in the name of the Fund,  place or direct the placement of orders for the execution of portfolio  transactions in accordance with
          the  policies   with  respect   thereto,   as  set  forth  in  ACWMF's
          Registration  Statement,  as amended from time to time,  and under the
          Securities  Act of 1933  and the  1940  Act.  In  connection  with the placement  of  orders  for  the  execution  of  the  Fund's  portfolio transactions,  FTIA shall create and maintain all necessary  brokerage records of the Fund in accordance with all applicable  laws, rules and regulations, including but not limited to, records required by Section
          31(a) of the 1940 Act. All records  shall be the property of ACWMF and shall  be  available  for  inspection  and use by the  Securities  and
          Exchange  Commission,  ACWMF or any person  retained  by ACWMF.  Where applicable,  such records  shall be  maintained by FTIA for the period and in the place required by Rule 31a-2 under the 1940 Act.

     (5)  In  placing  orders or  directing  the  placement  of  orders  for the execution of  portfolio  transactions,  FTIA shall select  brokers and dealers for the  execution  of the Fund's  transactions.  In selecting
          brokers  or  dealers  to  execute  such  orders,   FTIA  is  expressly
          authorized  to consider the fact that a broker or dealer has furnished statistical,  research or other  information or services which enhance
          FTIA's  investment  research  and  portfolio   management   capability
          generally.  It is further  understood in accordance with Section 28(e)
          of the  Securities  Exchange  Act of 1934,  as amended,  that FTIA may negotiate  with and assign to a broker a  commission  which may exceed the  commission  which another broker would have charged for effecting the  transaction  if FTIA  determines in good faith that the amount of commission  charged  was  reasonable  in  relation  to  the  value  of brokerage  and/or  research  services  (as  defined in Section  28(e))
          provided by such broker,  viewed in terms either of the Fund or FTIA's overall responsibilities to FTIA's discretionary accounts.

     (b) FTIA shall use the same  skill and care in  providing  services  to the
Fund as it uses in  providing  services to  fiduciary  accounts for which it has investment  responsibility.  FTIA will  conform  with all  applicable  rules and regulations of the U.S. Securities and Exchange Commission.

     3. EXPENSES

     During the term of this Agreement,  FTIA will pay all expenses  incurred by it in connection with its activities under this Agreement.

     4. COMPENSATION

     (a) In payment for the investment  sub-advisory  services to be rendered by
FTIA  in  respect  of the  Fund  hereunder,  TIC  shall  pay  to  FTIA  as  full compensation  for all  services  hereunder  a fee equal to  seven-tenths  of the advisory  fee paid to TIC by the  Adviser,  which fee shall be  payable  in U.S.
dollars on the first business day of each

month as compensation for the services to be rendered and obligations assumed by
FTIA during the preceding  month. The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this  Agreement  and shall be reduced by the amount of any  advance  payments made by TIC relating to the previous month.

     (b) If this  Agreement  is  terminated  prior to the end of any month,  the monthly  fee  shall be  prorated  for the  portion  of any  month in which  this
Agreement is in effect which is not a complete month according to the proportion which the number of calendar  days in the month during which the Agreement is in effect  bears to the total  number of calendar  days in the month,  and shall be payable within 10 days after the date of termination.

     5. RENEWAL AND TERMINATION

     This  Agreement  shall become  effective as of the date first written above and shall continue until July 31, 2008, and shall continue thereafter so long as such continuance is specifically  approved at least annually by (i) the Board of
Directors of ACWMF or (ii) a vote of a majority of the Fund's outstanding voting securities,  provided that in either event the continuance is also approved by a vote of the majority of the Board of Directors who are not interested persons of any party to this Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  The annual  approvals  provided for herein shall be effective to continue this  Agreement from year to year if given within a period beginning  not more than  ninety  (90) days prior to July 31 of each  applicable year,  notwithstanding  the fact that more than three hundred  sixty-five  (365)
days may have elapsed since the date on which such approval was last given. This
Agreement  may be  terminated  at any time  without  payment of penalty:  (i) by
ACWMF's Board of Directors or by a vote of a majority of the outstanding  voting securities  of the Fund on sixty  days'  prior  written  notice,  or (ii) by the
Adviser or either  party  hereto upon sixty days'  prior  written  notice to the other parties. This Agreement will terminate  automatically upon its assignment, upon any termination of the Investment Advisory Agreement or in the event of its assignment, and upon any termination of the TIC Sub-Advisory Agreement or in the event of its assignment.  The terms "interested person,"  "assignment" and "vote of a majority of the outstanding  voting securities" shall have the meanings set forth in the 1940 Act.

     6. GENERAL PROVISIONS

     (a) FTIA may rely on information  reasonably  believed by it to be accurate and reliable.  Except as may otherwise be provided by the 1940 Act, neither FTIA nor its  officers,  directors,  employees  or  agents  shall be  subject  to any liability  for any error of judgment  or mistake of law or for any loss  arising out of any investment or other act or omission in the performance by FTIA of its duties  under  this  Agreement  or for any  loss or  damage  resulting  from the imposition by any government or exchange control restrictions which might affect the liquidity of the Fund's  assets,  or from acts or omissions of custodians or securities  depositories,  or  from  any  war or  political  act of any  foreign government to which such assets might be exposed,  provided that nothing  herein shall be deemed to protect, or purport to protect, FTIA against any liability to
ACWMF or to its  shareholders to which FTIA would otherwise be subject by reason of willful misfeasance,  bad faith or gross negligence in the performance of its duties hereunder,  or by reason of FTIA's reckless  disregard of its obligations and duties hereunder.

     (b) ACWMF's Board of Directors  understands  that the value of  investments made  for the  Fund  may go up as well  as  down,  is not  guaranteed  and  that investment decisions will not always be profitable. FTIA has not made and is not making any  guarantees,  including  any  guarantee as to any  specific  level of performance of the Fund. ACWMF's Board of Directors acknowledge that the Fund is designed for investors seeking international diversification and is not intended as a complete investment program. They also understand that investment decisions made on behalf of the Fund by FTIA are  subject to various  market and  business risks,  and that  investing in  securities  of  companies in emerging  countries involves special risks which are not typically associated with investing in U.S.
companies.  Risks include but are not limited to, foreign currency fluctuations, investment and repatriation restrictions,  and political and social instability.
Although  FTIA  intends to invest in companies  located in countries  which FTIA considers to have relatively stable and friendly  governments,  ACWMF's Board of
Directors  accepts the  possibility  that  countries  in which FTIA  invests may expropriate or nationalize  properties of  foreigners,  may impose  confiscatory taxation or exchange controls,  including  suspending  currency transfers from a given country,  or may be subject to political or diplomatic  developments  that could affect investments in those countries.

     (c) This Agreement shall not be or become  effective unless and until it is or has been approved by the Board of Directors of ACWMF, including a majority of the Directors who are not "interested persons" to parties to this Agreement,  by a vote cast in person at a meeting  called for the  purpose of voting  upon such approval.

     (d) TIC understands that FTIA now acts, will continue to act, or may act in the future,  as  investment  adviser to fiduciary  and other  managed  accounts, including  other  investment  companies,  and  TIC has no  objection  to FTIA so acting,  provided that FTIA duly performs all obligations  under this Agreement.
TIC also  understands  that FTIA may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action  taken by FTIA with  respect  to the Fund.  Nothing  in this
Agreement  shall  impose  upon FTIA any  obligation  to  purchase  or sell or to recommend  for purchase or sale,  with respect to the Fund,  any security  which
FTIA or its  shareholders,  directors,  officers,  employees or  affiliates  may purchase or sell for its or their own account(s) or for the account of any other client.

     (e) Except to the extent  necessary to perform its  obligations  hereunder, nothing  herein shall be deemed to limit or restrict  the right of FTIA,  or the right of any of its officers, directors or employees who may also be an officer, director or employee of ACWMF, or person otherwise affiliated with ACWMF (within the  meaning of the 1940 Act) to engage in any other  business or to devote time and attention to the management or other aspects of any other business,  whether of a similar or  dissimilar  nature,  or to render  services  of any kind to any other trust, corporation, firm, individual or association.

     (f) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate  the purposes  hereof.  This  Agreement shall be construed and enforced in  accordance  with and governed by the laws of the  State  of  Florida.  The  captions  in  this  Agreement  are  included  for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (g) Any notice  under this  Agreement  shall be in writing,  addressed  and delivered or mailed postage  pre-paid to the appropriate  party at the following address:  TIC at 500 East Broward Blvd.,  Suite 2100, Fort  Lauderdale,  Florida
33394,  and FTIA at 17th Floor,  Chater House,  8 Connaught  Road Central,  Hong
Kong.

     (h) FTIA  agrees  to  notify  TIC of any  change  in  FTIA's  officers  and directors within a reasonable time after such change.

     (i) Adviser will vote the Fund's  investment  securities in accordance with its proxy voting policy and  procedures.  FTIA shall not be responsible  for any such voting.

     IN WITNESS  WHEREOF,  the parties have duly executed this  Agreement on the date first above written.

                                   TEMPLETON INVESTMENT COUNSEL, LLC

                                   By:    /s/ Gary P. Motyl
                                          -------------------------------------
                                   Name:  Gary P. Motyl
                                   Title: President

                                   FRANKLIN TEMPLETON INVESTMENTS (ASIA) LIMITED

                                   By:    /s/ Gregory E. McGowan
                                          -------------------------------------
                                   Name:  Gregory E. McGowan
                                   Title: Director